UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 22, 2021
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

Overview
We announced on July 22, 2021 that second-quarter 2021 net income attributable to common stock totaled $1.5 billion, or $0.21 per diluted share. Second-quarter 2021 income per diluted share included amounts totaling to $4.9 billion, or $0.68 per share, resulting from the following significant items: $(0.52) per share from the impairment of Vrio net assets in our Latin America segment, $(0.12) per share for the amortization of merger-related intangible assets and $(0.04) per share of other charges, including an actuarial loss on remeasurement of our pension benefit plan assets and obligations. The results compare with a reported net income attributable to common stock of $1.2 billion, or $0.17 per diluted share, in the second quarter of 2020.

Operating revenues in the second quarter of 2021 were $44.0 billion, up 7.6 percent from the second quarter of 2020, driven by higher content, Direct-to-Consumer (DTC) subscription, and advertising revenues at our WarnerMedia segment, Mobility equipment and service revenue growth and gains in broadband service in our Communications segment and growth in wireless operations and improvements in foreign exchange impacts in Mexico. These increases were partially offset by declines in our Video business and lower Business Wireline service revenues. Operating revenues were also impacted by the fourth-quarter 2020 sale of our wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands.

Operating expenses in the second quarter of 2021 were $40.8 billion, up 9.0 percent. Expenses reflect a noncash impairment charge of $4.6 billion resulting from our assessment of the recoverability of the net assets of Vrio, including approximately $2.1 billion of historical currency translation adjustments. On July 20, 2021, we signed an agreement to sell our Latin America video operations, Vrio, and classified the business as held-for-sale at June 30, 2021. Second-quarter expenses also include increased domestic wireless equipment costs, higher sports-related programming costs, and additional DTC programming and marketing costs. Partially offsetting these expense increases were severance charges in the prior-year quarter and lower video costs in the current year. Expenses were also offset by lower depreciation and amortization expense, largely due to the lower cost basis of long-lived assets resulting from video impairments taken in the fourth quarter of 2020 and ceasing depreciation and amortization on held-for-sale assets.

Operating income in the second quarter was $3.3 billion compared to $3.5 billion in the comparable 2020 period, and AT&T’s second-quarter operating income margin was 7.4 percent, compared to 8.6 percent in the comparable 2020 period.

Cash from operating activities in the second quarter of 2021 was $10.9 billion, down $1.1 billion when compared to 2020, reflecting increased cash spend for content and taxes. Total cash paid for WarnerMedia's content investment in the second quarter of 2021 was $5.3 billion ($2.4 billion higher than the prior-year comparable period). Capital expenditures in the second quarter of 2021 were $4.0 billion, and when including $1.3 billion cash paid for vendor financing, gross capital investment was $5.3 billion.

Segment Summary
We analyze our segments based on, among other things, segment contribution, which consists of operating income, excluding acquisition-related costs and other significant items, and equity in net income (loss) of affiliates for investments managed within each segment. Our reportable segments are: Communications, WarnerMedia and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Second-quarter 2021 operating revenues were $28.1 billion, up 6.1 percent versus second-quarter 2020, with segment operating contribution of $7.3 billion, down 2.0 percent versus the year-ago quarter. The Communications segment operating income margin was 26.1 percent, compared to 28.3 percent in the year-earlier quarter.

Mobility
Mobility revenues for the second quarter of 2021 were $18.9 billion, up 10.4 percent versus the second quarter of 2020, driven by equipment revenue growth from the sale of higher-priced smartphones and a mix of higher priced postpaid smartphones and higher sales of postpaid data devices, and service revenue growth in subscribers and slight improvements in international roaming revenues. Mobility operating expenses totaled $12.9 billion, up 14.0 percent versus the second quarter of 2020 due to increased equipment expense, higher network and technology costs, increased commissions and cost deferral amortization and higher costs associated with bundling HBO Max. Expense increases were partially offset by lower support costs. Mobility’s operating income margin was 31.7 percent compared to 33.9 percent in the year-ago quarter.

In our Mobility business unit, during the second quarter of 2021, we reported a net gain of 5.5 million wireless subscribers. At June 30, 2021, wireless subscribers totaled 191.6 million (including approximately 2.5 million FirstNet connections) compared to 171.4 million at June 30, 2020.

During the second quarter, total phone net adds (postpaid and prepaid) were 963,000 with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 1,156,000, with phone net adds of 789,000 and additions from wearables more than offsetting losses in tablet and non-tablet computing devices.
•Prepaid subscriber net adds were 297,000, with phone net adds of 174,000.
•Reseller net losses were 125,000.
•Connected device net adds were 4.2 million, 2.5 million of which were primarily attributable to wholesale connected cars.

For the quarter ended June 30, 2021, postpaid phone-only ARPU decreased 0.4 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.69 percent compared to 0.84 percent in the second quarter of 2020. Total postpaid churn was 0.87 percent compared to 1.05 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the second quarter of 2021 were $6.1 billion, down 4.0 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services in the current year and higher demand for pandemic-related connectivity in the prior-year. Business Wireline operating expenses totaled $5.0 billion, down 0.3 percent when compared to the second quarter of 2020. Business Wireline operating income margin was 17.3 percent compared to 20.5 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the second quarter of 2021 were $3.1 billion, up 2.9 percent versus the year-ago quarter, driven by growth in Broadband (high-speed internet) revenues attributable to an increase in fiber customers and pricing. Partially offsetting the increase was declines in legacy voice and data, and other service and equipment revenues. Consumer Wireline operating expenses totaled $2.9 billion, up 7.3 percent versus the second quarter of 2020, largely driven by HBO Max bundling costs, higher customer support costs and depreciation. These expense increases were partially offset by lower cost deferral amortization expense, reflecting updates to expected subscriber lives. Consumer Wireline operating income margin was 9.2 percent compared to 12.9 percent in the year-earlier quarter.

At June 30, 2021, Consumer Wireline had approximately 14.2 million broadband connections compared to 13.9 million at June 30, 2020. During the second quarter, broadband subscribers had net adds of 28,000 (including fiber broadband net adds of 246,000).

WarnerMedia
WarnerMedia revenues for the second quarter of 2021 were $8.8 billion, up 30.7 percent versus the year-ago quarter, driven by higher content and other, subscription and advertising revenues, reflecting the partial recovery from prior-year impacts of the pandemic. Content and other revenues increased driven by higher third-party TV production and theatrical. Subscription revenues increased due to growth of DTC domestic HBO Max and HBO subscribers after the launch of HBO Max in the year-ago quarter. DTC subscription revenues were $2.0 billion in the second quarter of 2021, versus $1.4 billion in the year-ago quarter. Advertising revenues improved when compared to the prior year resulting from the return of the NBA and strength in news.

WarnerMedia operating expenses totaled $7.1 billion, up 47.3 percent when compared to the second quarter of 2020, driven by higher programming and marketing costs for HBO Max; higher film and programming, including sports costs; and marketing. Direct costs supporting DTC revenues were $1.9 billion in the second quarter of 2021, versus $1.4 billion in the year-ago quarter.

WarnerMedia segment operating contribution was $1.7 billion, down 9.0 percent. The WarnerMedia segment operating income margin was 19.2 percent, compared to 28.4 percent in the year-earlier quarter.

Latin America
Our Latin America segment consists of our Vrio and Mexico business units and is subject to foreign currency fluctuations.

Second-quarter 2021 operating revenues were $1.4 billion, up 16.6 percent versus the prior year, reflecting growth in the Mexico wireless operations and improvements in foreign exchange impacts. Segment operating contribution was $(152) million, versus $(201) million in the comparable 2020 period. The Latin America operating income margin was (10.7) percent, compared to (17.0) percent in the year-earlier quarter.

Vrio
Video service revenues were $749 million, down 0.4 percent versus the prior year, due to foreign exchange impacts. Operating expenses were $774 million, down 1.8 percent. Vrio’s operating income margin was (3.3) percent, compared to (4.8) percent in the year-earlier quarter.

We had approximately 10.3 million Latin America video connections at June 30, 2021 compared to 10.7 million at June 30, 2020. During the second quarter of 2021, video net losses were 239,000.

Mexico
Revenues were $688 million, up 43.3 percent when compared to the second quarter of 2020, primarily due to increased service and equipment revenues driven by COVID-19 related store closures in the prior year and improvements in foreign exchange impacts. Operating expenses were $817 million, up 25.1 percent, driven by foreign exchange rates. Mexico’s operating income margin was (18.8) percent, compared to (36.0) percent in the year-earlier quarter.

We had approximately 19.0 million Mexican wireless subscribers at June 30, 2021 compared to 18.0 million at June 30, 2020. During the second quarter of 2021, we had postpaid net adds of 20,000 and prepaid net adds of 54,000.

Supplemental Discussions
As a supplemental discussion of our operating results, for comparison purposes, we are providing Video results, which are reported in Corporate and Other.

Video
Video revenues for the second quarter of 2021 were $6.6 billion, down 5.4 percent versus the year-ago quarter, reflecting continued declines in video subscribers. Video operating expenses totaled $5.4 billion, down 15.3 percent versus the second quarter of 2020, driven by lower depreciation and amortization expense, a decline in content costs resulting from fewer subscribers and lower bad debt expense. The decrease in depreciation expense was due to the lower cost basis of long-lived assets resulting from impairments taken in the fourth-quarter of 2020 and ceasing depreciation on held-for-sale Video assets. Video's operating income margin was 18.3 percent compared to 8.8 percent in the year-earlier quarter.

At June 30, 2021, Video had approximately 15.4 million premium video connections compared to 17.7 million at June 30, 2020. During the second quarter of 2021, premium TV video subscribers had a net loss of 473,000 versus a net loss of 887,000 in the comparable 2020 period.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	99.2	Discussion and reconciliation of non-GAAP measures.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 22, 2021	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller